Exhibit 99.1

Biotech Showcase 2018 Steven Shallcross - Interim CEO & CFO January 9, 2018

Forward - Looking Statements This presentation includes forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 , as amended, on Synthetic Biologics’ current expectations and projections about future events . In some cases forward - looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes,“ "estimates,” “indicates,” and similar expressions . These statements are based upon management’s current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and include statements regarding our timeline for our SYN - 004 (ribaxamase) and SYN - 010 clinical trials and reporting of data, the size of the market, benefits to be derived from use of SYN - 004 (ribaxamase) and SYN - 010 , our anticipated patent portfolio, and our execution of our growth strategy . The forward - looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward - looking statements . Important factors that could cause actual results to differ materially from those reflected in Synthetic Biologics’ forward - looking statements include, among others, our product candidates demonstrating safety and effectiveness, as well as results that are consistent with prior results, our ability to initiate clinical trials and if initiated, our ability to complete them on time and achieve the desired results and benefits, our clinical trials continuing enrollment as expected, our ability to obtain regulatory approval for our commercialization of product candidates or to comply with ongoing regulatory requirements, regulatory limitations relating to our ability to promote or commercialize our product candidates for the specific indications, acceptance of our product candidates in the marketplace and the successful development, marketing or sale of our products, developments by competitors that render our products obsolete or non - competitive, our ability to maintain our license agreements, the continued maintenance and growth of our patent estate, our ability to become or remain profitable, our ability to establish and maintain collaborations, our ability to obtain or maintain the capital or grants necessary to fund our research and development activities, a loss of any of our key scientists or management personnel, and other factors described in Synthetic Biologics’ annual report on Form 10 - K for the year ended December 31 , 2016 , subsequent quarterly reports on Form 10 - Qs and any other filings we make with the SEC . The information in this presentation is provided only as of the date presented, and Synthetic Biologics undertakes no obligation to update any forward - looking statements contained in this presentation on account of new information, future events, or otherwise, except as required by law . 2

About Synthetic Biologics (NYSE American: SYN) • Microbiome focused company pioneering proprietary late - stage product candidates designed to protect and preserve the gut microbiome: • SYN - 004 (ribaxamase), for the prevention of antibiotic - mediated primary C. difficile infection (CDI), pathogenic overgrowth and antimicrobial resistance (AMR); and, • SYN - 010 , for the treatment of an underlying cause of irritable bowel syndrome with constipation (IBS - C) • Targeting large unmet medical need and significant market opportunity in the prevention of bacterial infections and the treatment of gut microbiome disorders • Developing robust pipeline of product candidates leveraging proprietary formulations • Expanding intellectual property estate protecting platform product candidates • Completed $12 million preferred stock offering in Q3 2017; Cash and equivalents of $21.1 million as of 9/30/17 3

Our Leadership Team 4 Steven Shallcross, Interim CEO & CFO Vanda Pharmaceuticals, Inc., Empire Petroleum Partners, LLC, Innocoll AG (formerly privately held Innocoll Holdings, Inc.) Joseph Sliman, MD, MPH, CMO Vanda Pharmaceuticals, Inc., MedImmune , Inc., DynPort Vaccine Raymond Stapleton, PhD, SVP, Manufacturing Merck & Co., Inc. Michael Kaleko, MD, PhD, SVP R&D Genetic Therapy, Inc. (Novartis), Advanced Vision Therapies (currently known as Wellstat Ophthalmics ) Deb Mathews, PharmD, VP Medical Affairs Bayer Healthcare Pharmaceuticals, Novartis

Building a Deep Pipeline Focused on the Microbiome Therapeutic Area Product Candidate Preclinical Phase 1 Phase 2 Phase 3 Prevention of CDI and AMR [co-administer with IV ?-lactam] ribaxamase Oral ?-lactamase SYN-004 Prevention of CDI and AMR [co-administer with IV Carbapenem] Oral carbapenemase SYN-006 Prevention of CDI and AMR [co-administer with Oral ?-lactam] Oral modified-release oral ?-lactamase SYN-007 Treatment of IBS-C Oral modified-release lovastatin lactone SYN-010C Preservation of gut barrier/Treat Inflammation/Restore Microbiome Oral intestinal alkaline phosphatase (IAP) SYN-020M Treatment/Prevention of Pertussis (whooping cough) Monoclonal antibodies SYN-005I,T PKU Biotherapeutic SYN-200I C - License and collaboration with Cedars-Sinai Medical Center I - License and collaboration with Intrexon Corporation T - License and collaboration with The University of Texas at Austin M - Scientific collaboration with Massachusetts General Hospital 5

The Gut Microbiome: A Community of Microbes • Immune system • Metabolism • Obesity • Inflammatory diseases • Central nervous system disorders Imbalance in the microbiome has been linked to multiple health issues 1,2,3 gut bacterial species have now been characterized 5 > 1,000 ~ 100 trillion microbial cells in each person (primarily bacteria in the gut) 4 2 5 to when the microbiome resembles that of an adult in terms of composition and diversity 6 years of age 1Institute of Medicine (US) Food Forum. The Human Microbiome, Diet, and Health: Workshop Summary. Washington (DC): National A cad emies Press (US); 2013. Retrieved from https://www.ncbi.nlm.nih.gov/books/NBK109559/ doi : 10.17226/13522; 2Mulle JG, Sharp WG, Cubells JF. The Gut Microbiome: A New Frontier in Autism Research. Current psychiatry reports. 2013;15(2):337. doi:10.1007/s11920 - 012 - 0337 - 0; 3Guinane CM, Cotter PD. Role of the gut microbiota in health and chronic gastrointestinal disease : understanding a hidden metabolic organ. Therapeutic Advances in Gastroenterology. 2013;6(4):295 - 308. doi:10.1177/1756283X13482996; 4Ursell LK, Metcalf JL, Parfrey LW, Knight R. Defining the Human Microbiome. Nutrition reviews. 2012;70( Suppl 1):S38 - S44. doi:10.1111/j.1753 - 4887.2012.00493.x. 5Rodríguez JM, Murphy K, Stanton C, et al. The composition of the gut microbiota throughout life, with an emphasis on early l ife . Microbial Ecology in Health and Disease. 2015;26:10.3402/mehd.v26.26050. doi:10.3402/mehd.v26.26050; 6Lloyd - Price J., Abu - Ali G., & Huttenhower , C. (2016). The healthy human microbiome. Genome Medicine. 8:51. https://doi.org/10.1186/s13073 - 016 - 0307 - y Gut Microbiome Impacts 6

SYN - 004 (ribaxamase)

Antibiotics Disrupt the Balance of Bacteria in the Gut Microbiome A healthy microbiome protects the body from infection Antibiotics wipe out good and bad bacteria Resistant bacteria (bad bacteria) multiply and take over Body primed for infection resistant bacteria spreads Image Credit: CDC 7 Leaving the body primed for life - threatening CDI and AMR infections 8

CDI: An Urgent Threat in the U. S. and Growing Global Concern

CDI - *Clostridium difficile* infection

453,000

patients in U.S. affected annually[1]

1 in 5

patients experience at least one recurrence of CDI[1]

~7

extra days spent in the hospital by a CDI patient[2]

$5.4B

annual added cost to hospitals and society from CDI[3]

29,000

annual CDI-associated deaths[1]

1. Lessa, F.C., Winsto., & McDonald, L.C; (2015). Emerging Infections Program C. difficile Surveillance Team. Burden of Clostridium difficile infection in the United States. New England Journal of Medicine. Retrieved from http://www.nejm.org/doi/full/10.1056/NEJMc1505190#t=article (Last accessed August 2017).
2. Kleef, E van et al. "Excess length of stay and mortality due to Clostridium difficile infection: a multi-state modeling approach." *The Journal of hospital infection* 88 4 (2014): 213-7. DOI: 10.1016/j.jhin.2014.08.008
3. Desai K, Gupta SB, Dubberke ER, Prabhu VS, Browne C, Mast TC. Epidemiological and economic burden of *Clostridium difficile* in the United States: estimates from a modeling approach. *BMC Infectious Diseases*. 2016;16:303. doi:10.1186/s12879-016-1610-3.

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Synthetic BIOLOGICS

Antimicrobial Resistance: Public Policy Tailwind • AMR is a serious threat — world leaders are taking action • Government recognizes need to expedite drug review timelines • Leaders in industry and academia developing action plans • Synthetic Biologics is pioneering microbiome science to prevent the emergence of antibiotic - mediated AMR: • Synthetic Biologics awarded CDC contract to evaluate ability of ribaxamase to prevent AMR (CDC BAA – 2016) • Breakthrough Therapy Designation from the FDA for ribaxamase for the prevention of CDI Declaration on Combatting Antibiotic Resistance – 2016 HHS 10

Worldwide Market Opportunity All Antibiotics 77.3B Doses IV Penicillins and Cephalosporins 7.5B Doses Source: IMS Health 2017 – doses in standard units Carbapenems, Penicillins and Cephalosporins 49.6 Doses Our product pipeline covers 64 % of the World’s antibiotics and 57 % of the United States’ antibiotics*, offering us a multi - billion dollar addressable market opportunity SYN - 004 (ribaxamase) SYN - 006 & SYN - 007 *Macrolides, Fluoroquinolones and Tetracyclines make up the majority of the remainder 11

Gut Dysbiosis Seeking to transform anti - infective standard - of - care Ribaxamase Impact Could be Broad - Reaching Infection e.g. LRTI β - Lactam Antibiotic AbX = antibiotic. AMR = antimicrobial resistance. CDI = C. difficile infection, defined as diarrhea wherein the stool sample is positive for C. difficile toxin A and/or B (or their respective genes, TcdA and/or TcdB). LRTI = lower respiratory tract infection CDI AMR CDI Treatment AbX Escalation Recurrence & Transmission Prescribing Practice Broad Areas of Potential Impact Healthcare Providers Patients Payers Community Public Health 12

N S NH 2 N O CH 3 O NH NH S O S N N NH O O CH 3 NaO O OH N S NH 2 N O CH 3 O NH N S O S O N N NH O O CH 3 NaO SYN - 004 (ribaxamase) Proprietary oral formulation of a class A β - lactamase enzyme • Proprietary, enteric - protected, oral formulation of a class A, β - lactamase enzyme (P3A) • First generation enzyme (P1A) was successfully evaluated in over 250 subjects in EU Phase 1 and Phase 2 clinical trials with ampicillin and piperacillin¹ , ² • P3A was modified from the first generation enzyme (P1A) to expand activity to include cephalosporins³ (i.e. ceftriaxone) 13 ¹Tarkkanen A et al. (2009) Antimicrob Agents Chemother. 53: 2455 - 62. ²Pitout JD (2009) Curr Opin Investig Drugs 10: 838 - 44 ³Kaleko M et al. (2016) Anaerobe 41: 58 - 67 ACTIVE INACTIVE SYN - 004 (ribaxamase) Ceftriaxone 13

• Two proprietary oral 75mg capsules (custom designed oral β - lactamase) • Designed to protect the natural balance of microbes in the gut microbiome during antibiotic use • Did not interfere with the efficacy of IV antibiotics in Phase 2 studies SYN - 004 (ribaxamase) 14 • be co - administered with certain IV antibiotics • b reak down excess IV antibiotic excreted into the GI tract • h elp prevent C lostridium difficile infection (C DI ) , pathogen overgrowth and the emergence of antimicrobial resistance ( AMR ) What is ribaxamase? Ribaxamase is designed to:

Prevention of CDI in patients receiving IV ceftriaxone to treat a LRTI 1 Ribaxamase Phase 2b Clinical Trial Design (N=412) ¹ LRTI = clinical diagnosis of moderate to severe lower respiratory tract infection. ²Ceftriaxone in - patient IV dosing regimen and length of dosing were determined by local standard - of - care ³84 sites were opened; however, only 54 sites enrolled patients: 5 sites in North America and 49 sites in Europe Treatment Period 1 Follow - up 2 Screen³ Day 1 5 - 14 days 72 h 6 Weeks Ribaxamase Cohort n = 206 Placebo Cohort n = 206 Ceftriaxone (IV)² SYN - 004 (Oral, 150 mg q6h) Ceftriaxone (IV)² Placebo (Oral, q6h) Primary endpoint: • Prevention of C. d ifficile associated diarrhea (CDAD) Secondary endpoints include: • Prevention of non - C. difficile antibiotic associated diarrhea (AAD) Exploratory microbiome endpoints: • Evaluate ability to limit disruption of the gut microbiome • Changes in fecal microbiome and bacterial resistance genes from T0 to T1 and T2  Clinic visit. T 0 T 1 T 2 = rectal swabs taken for microbiome analysis. T 0 2 4 6 T 1 T 2 15

Data consistent with MoA of protecting gut microbiome from antibiotic - mediated disruption Ribaxamase Phase 2b Topline Results 16 7 8 6 2 2 0 0 1 2 3 4 5 6 7 8 9 Local Lab Central Lab Patients Treated for CDI Placebo Ribaxamase P=0.045 P=0.027 P=0.007 69 71 36 40 0 10 20 30 40 50 60 70 80 VRE @ 72 hr VRE @ 4 wk Placebo Ribaxamase P=0.0001 P=0.0002 New VRE Colonization at 72 hrs & 4 weeks Clostridium difficile Infection 71.4% relative risk reduction 3.4% Comparable cure rates (~94%) observed amongst ribaxamase and placebo groups for the treatment of primary lower respiratory tract infection (LRTI) • No CDI patients reported previous CDI • P - values are 1 - sided based on the pre - specified Z - test • The study was powered at 80% with 1 - sided alpha=0.05 • *New colonization was defined as a negative screening sample followed by a positive sample at 72 hours or 4 weeks

• Ribaxamase caused a 71.4% reduction in the incidence of CDI in patients treated with IV ceftriaxone • No subjects in SYN - 004 group required subsequent treatment for CDI • Ribaxamase caused a 43.9% reduction in new colonization by VRE • Prevention of antibiotic mediated dysbiosis is expected to prevent the emergence of AMR (analysis of potential ribaxamase effects on expression of resistance genes is ongoing) • Phase 2b Adverse Events • Percentage of subjects reporting at least one treatment emergent adverse event ( TEAE ) was similar between SYN - 004 and Placebo treatment groups (40.8% vs 44.2%)¹ • SAEs, including fatal AEs, were not considered drug - related by investigators at the clinical sites, or by an independent third - party expert, each of whom determined the SAEs were attributable to disparities in underlying health and comorbidities between the groups² Ribaxamase reduced CDI without altering ceftriaxone therapeutic effect on LRTI Phase 2b Clinical Outcomes Summary 17 17 ¹No significant difference between SYN - 004 and Placebo groups in number or percentage of subjects with severe TEAE or number or percentage of subjects discontinuing study drug due to TEAE. ²Independent Third - party Expert’s Safety Evaluation of the Findings from the SYN - 004 Phase 2b Study

• Gain clarity from the FDA on the clinical development path forward for SYN - 004 • End of Phase 2 meeting anticipated H2 2018 • Ongoing interactions with the Centers for Disease Control and Prevention on potential clinical research and post - study programs • Evaluating additional government supported grant programs in order to supplement development costs Ribaxamase Development Plan 18 18

Our Strategic and Commercial Priorities Commercialization 19 Expect to build and expand our platform of preventative products • SYN - 004 (ribaxamase) - Phase 3 ready • SYN - 006 - oral carbapenemase (pre - clinical) • SYN - 007 - oral formulation of ribaxamase for co - administration with oral β - lactam antibiotics (pre - clinical) Strategic Platform Expect to evaluate strategic and collaborative partnering opportunities with the goal of delivering shareholder value & a stronger balance sheet • Co - Development • Co - Promotion • Licensing

Pending Patent Applications • Methods of Manufacture • Clinical Dosing, Formulation • Methods of Treatment Expires 2035/6 Patented other β - Lactamase Composition of Matter & Uses Expires 2035 Patented ribaxamase Composition of Matter Expires 2031 Extensive patent portfolio, multiple protection strategies Ribaxamase Patent Position ¹Intellectual property owned outright by Synthetic Biologics, Inc. ~60 Granted Patents and ~55 Pending Applications (US & International) 20

SYN - 010

Irritable Bowel Syndrome (IBS)



- There are **multiple IBS subtypes** characterized by stool consistency and bowel movement frequency
  - **Constipation (IBS-C)**, diarrhea (D), mixed (M), unsubtyped (U)
- Functional gastrointestinal disorder (**FGID**) characterized by abdominal pain associated with abnormal bowel movements
  - IBS is the **most prevalent FGID** worldwide and the most common reason for referral to gastroenterology clinics[1]
- Clinical evidence has established that **elevated intestinal methane** production is a cause of constipation and related symptoms in IBS-C and chronic idiopathic constipation (CIC)[2-4]
  - Reducing excess methane production can **relieve constipation** and associated symptoms, including **pain** and **bloating**

[1]Soares RLS (2014) *World J Gastroenterol* **20**:12144–60. [2]Triantafyllou K et al. (2014) *J Neurogastroenterol Motil* **20**:31-40.
[3]Kunkel D et al. (2011) *Dig Dis Sci* **56**:1612–8. [4]Ghoshal U et al. (2016) *Gut Liver* **10**:932-8.

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Synthetic Biologics

Up to 1 in 7 (14%) US adults has chronic constipation¹ $3,508 average additional healthcare cost per patient per year² Up to 1 in 20 (5%) US adults suffers from IBS - C³ $3,856 average additional healthcare cost per patient per year ³ Only 8% of IBS patients and 14% of CIC patients are completely satisfied with current therapies ⁴ , ⁵ Unpredictable efficacy, unwanted side - effects, diarrhea “Both healthcare providers (82%) and patients (70%) agree that diarrhea is not an acceptable treatment outcome” ⁵ Constipation Remains a Large Unmet Medical Need ¹Suares NC et al. (2011) Am J Gastroenterol 106 :1582 - 92. ²Cai Q et al. (2014) J Med Economics 17: 148 - 58. ³Doshi JA et al. (2014) J Manag Care Spec Pharm 20: 382 - 90. ⁴International Foundation for Functional Gastrointestinal Disorders https://iffgd.org/images/pdfs/IBSpatients.pdf . ⁵Harris L et al. (2017) Gastroenterology 152 (Suppl 1): S - 512. 23

IBS and Constipation Markets are Growing More than 2x growth in 4 years! US IBS and Constipation Market 1 • Digital and DTC campaigns are enhancing awareness of both IBS and gut health • New entrants are growing the market , not cannibalizing it 1 • Only 26% of patients are “very satisfied” with current FDA approved prescription medication 2 • Current therapies have not been shown to effectively address the symptoms of pain and bloating • Significant EU market opportunity $2.5B Market Growth Drivers 24 Strategic Priorities • Secure strategic partnership/collaboration 1. IMS Health Analytics Link custom report. (Last accessed, August 2017). Population estimates: United Nations Population Division. Department of Economic and Social Affairs. World Population Prospects: The 2015 Revision. (July 2015.); 2. American Gastroenterological Association. Irritable Bowel Syndrome in America. A Survey Report conducted by AGA. (December 2015). (Last accessed 03/19/2017).

SYN - 010: Competitive Overview Product Candidate SYN - 010 Linzess Amitiza Trulance Tenapanor OTC Laxatives Company Synthetic Allergan Takeda Synergy Ardelyx Various Phase/Status Planned pivotal 2b/3 Marketed Marketed Marketed Phase 3 Marketed Designed to treat underlying cause of IBS - C Designed to treat symptoms w/o causing severe diarrhea Designed to treat symptoms Designed to relieve constipation Designed to relieve abdominal pain & bloating Designed to cause more regular bowel movements 25

Directly targeting a microbial cause of IBS - C symptoms SYN - 010 is a Unique Approach to Treating IBS - C Bisacodyl Erythromycin Prucalopride Senna Linaclotide Lubiprostone Plecanatide Tenapanor Miralax Senna Target a Cause Hydrate the Stool Stimulate intestinal motility Stimulate intestinal water influx Reduce intestinal methane SYN - 010 Move the Mass 26 Current marketed and OTC therapies provide short - term relief to a long - term problem Chronic therapy designed to normalize bowel movements

How Does SYN - 010 Work? • Methane produced by M. smithii has been shown to cause constipation, pain and bloating 1 • Modified - release formulation of lovastatin lactone optimal for reducing methane - production by certain gut microorganisms ( M. smithii ) • SYN - 010 acts in the intestinal lumen to inhibit methane production with few systemic effects to date 27 1. Triantafyllou K et al. (2014) J Neurogastroenterol Motil 20: 31 - 40.

SYN - 010 Phase 2a Clinical Study Design Multicenter, randomized, controlled, double - blinded, 4 - week trial ( RCT ) followed by an 8 - week open - label extension ( EXT ) | | | | | | | | | | | | | | Screen 1 7 14 21 28 35 42 49 56 63 70 77 84 Day CH 4 >10 ppm Randomized (RCT)¹ Open - Label Extension (EXT)¹ , ² □ CH 4 determined by lactulose breath test ¹Subjects randomized at 12 sites in the USA administered daily oral SYN - 010 doses. ²RCT completers were eligible to continue into the EXT, no new subjects were enrolled in the EXT. SYN - 010 42 mg (19) SYN - 010 42 mg (17) SYN - 010 21 mg (22) Placebo (22) SYN - 010 42 mg (20) SYN - 010 42 mg (20) COHORT 3 COHORT 2 COHORT 1 28

• CSBM’s improved in all three SYN - 010 groups over placebo • No serious adverse events and very few treatment emergent adverse events reported in clinical trials 18% 14% 0% 32% 45% 18% 5% 23% 21% 37% 11% 42% 56% 63% 39% 73% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% CSBM* PAIN OVERALL (FDA) BLOATING % Subjects with Indicated Response Placebo - Month 1 RCT SYN-010 21 mg - Month 1 RCT SYN-010 42 mg - Month 1 RCT SYN-010 42 mg - Months 2 & 3 EXT 52 51 51 51 22 22 19 19 19 22 19 22 22 22 22 Delivering Clinical Outcomes: SYN - 010 Phase 2 • Pain improved in all three SYN - 010 groups over placebo • Bloating improved in two SYN - 010 groups over placebo 29 *CSBM =complete spontaneous bowel movement. Columns show number of patients (n) in each group. Subjects completing the RCT were eli gib le to continue in the open - label EXT in which all subjects received SYN - 010 42 mg • Only 1 case of diarrhea in the entire study (unrelated to study drug)

SYN-010 Clinical Development Status

Successful EOP2 meeting with FDA - Conclusions

- FDA recommended a first **Phase 2b/3 adaptive** clinical trial
  - N=840 (280/arm)
  - Multicenter, randomized, double-blind, placebo-controlled study
  - Single daily doses of Placebo, SYN-010 (21 mg) or SYN-010 (42 mg) for 12 weeks
  - **Both low and high-breath methane patients to be included**
- FDA requested additional studies
  - Food effects study: plasma and stool levels in IBS-C patients[1]
  - Pediatric study (post-NDA)[2]
  - Pharmacokinetic study vs RLD (Carlsbad lovastatin 40 mg) for 505(b)(2) pathway[3]
  - 52 week safety study per ICH E1 guidelines
- Conducting consultancy review to understand EMA clinical and regulatory filing requirements

[1]Potential beneficial reduction in systemic absorption with food; stool lovastatin levels used for pediatric efficacy extrapolation.
[2]IBS-C is the predominant IBS subtype diagnosed in children with few treatment options; potential expansion into pediatric CIC.
[3]FDA acknowledged in EOP2 meeting minutes that Mevacor® safety data would be supportive for SYN-010 registration.

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Synthetic Biologics

SYN-010 Patent Position

Extensive patent portfolio, multiple protection strategies

~60 Granted Patents and ~25 Pending Applications (US & International)

Patented Methods of Treatment

Broadest Indication

Expires 2023

Patented and Pending Methods of Treatment

Treat Constipation with SYN-010 in Screened Patients

Expires 2034

Pending Patent Applications

- Formulations
- Methods of Use in Specific Patient Populations
- Clinical Dosing

Expires 2035

[1]Principal intellectual property licensed from Cedars-Sinai Medical Center (Los Angeles, CA)

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Synthetic Biologics

Preclinical Pipeline

SYN - 005: For the Treatment and Prevention of Pertussis Despite vaccination, pertussis remains a US and global health problem 33 • Worldwide – 16 million cases & 195,000 deaths in 2015 (21,000 cases in the U.S.) 1,2 • Pertussis remains an unmet medical need, especially in the developing world • SYN - 005 is a Humanized Monoclonal Antibody that potently neutralizes pertussis toxin • Target Indications - Therapy for critically ill newborns & prophylaxis • Received U.S. Orphan Drug Designation • Development Status • Demonstrated efficacy in both indications in non - human primate PoC studies • Funding by the Bill and Melinda Gates Foundation & NIH • Robust patent portfolio for composition of matter and use (therapeutic and prophylaxis) • Planning clinical trial program & manufacturing strategy 1. www.cdc.gov/pertussis/countries/lapp - surv.html 2 . www.cdc.gov/pertussis/downloads/pertuss - surv - report - 2015.pdf Publications: Nguyen, et al (2015) Science Translational Medicine 7:316ra195; Nguyen, et al (2017) J Vet Med Sci 79:60

• Naturally - occurring intestinal enzyme that maintains gut health via multiple mechanisms • Detoxifies inflammatory mediators (e.g. endotoxin) • Tightens the gut barrier • Regulates luminal pH and fat absorption • Published studies demonstrated efficacy in humans and multiple animal models • Opportunity for oral use has been limited by inefficient manufacturing (10 - 500 mg/L) • Our cell lines produce > 3 grams/L • Novel tablet formulations for targeted release (rapidly or continuously) in the gut • CoGS for commercialization anticipated at a few dollars per day • Patents filed for formulations and methods of use • Commercial Opportunities • Diseases associated with GI inflammation (e.g. radiation colitis) • Diseases associated with dysbiosis (e.g. C. difficile infection) • Systemic diseases associated with endotoxemia and “leaky gut” SYN - 020: Intestinal Alkaline Phosphatase (IAP) 34

Investment Highlights

Focus on Two Key Objectives as we Build Capabilities Financial Stewardship Clinical/ Regulatory and Med Affairs Manufacturing Innovation R&D Capabilities Marketing and Commercial Key Objectives: 1. Gain clarity from the FDA on the clinical development path forward for SYN - 004 (ribaxamase) • Ongoing discussions with FDA • Targeting End of Phase 2 Meeting H2 2018 2. Strengthen balance sheet by securing strategic partnership(s) • Focus on financial stewardship • Strategic utilization of ATM or other capital sources Mission: Pioneering elegant solutions that leverage the microbiome to improve global health 36

Why Synthetic Biologics? Why Now? • Microbiome focused company pioneering proprietary late - stage product candidates designed to protect and preserve the gut microbiome: • SYN - 004 (ribaxamase), for the prevention of antibiotic - mediated primary C. difficile infection (CDI), pathogenic overgrowth and antimicrobial resistance (AMR); and, • SYN - 010 , for the treatment of an underlying cause of irritable bowel syndrome with constipation (IBS - C) • Targeting large unmet medical need and significant market opportunity in the prevention of bacterial infections and the treatment of gut microbiome disorders • Developing robust pipeline of product candidates leveraging proprietary formulations • Expanding intellectual property estate protecting platform product candidates • Completed $12 million preferred stock offering in Q3 2017; Cash and equivalents of $21.1 million as of 9/30/17 37

Thank You

Section Title APPENDIX

Preventing CDI and AMR SYN - 004 (ribaxamase): Protecting the Microbiome from Antibiotic Damage

β - lactam antibiotic excreted into the GI tract can cause dysbiosis Ribaxamase is Designed to Prevent Dysbiosis Antibiotic Excreted in Bile ANTIBIOTIC EFFECTS  Disrupted microbiome  Proliferation of pathogens such as C. difficile  Emergence of antimicrobial resistant species (AMR) Systemic (IV) β - lactam antibiotic Treat Primary Infection (e.g. pneumonia) Stomach Duodenum Jejunum Ileum Cecum Colon Excreted β - Lactam Antibiotic 41

Ribaxamase is Designed to Prevent Dysbiosis

Degrading excess β-lactam antibiotic excreted into the GI tract


Treat Primary Infection
(e.g. pneumonia)
Systemic (IV)
β-lactam antibiotic
Antibiotic
Excreted
in Bile
SYN-004
(ribaxamase)
Oral
Concomitant with
IV β-lactam
Stomach
Duodenum
Jejunum
Ileum
Cecum
Colon
β-Lactam
Degraded
TARGET OUTCOMES
✓ Restore healthy, diverse microbiome
✓ Suppress proliferation of pathogens e.g. C. difficile
✓ Limit emergence of AMR
Enteric protection intended to prevent gastric release and limit acid degradation
Ribaxamase enzyme released into the upper small intestine degrades β-lactam antibiotic

SYN-004 (ribaxamase) administered concomitantly with IV β-lactam antibiotic throughout the course of IV antibiotic therapy

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Synthetic Biologics

2 Degradation of ceftriaxone in chyme from healthy adults with an ileostomy SYN - 004 (ribaxamase) Phase 2a Clinical Trials ¹ CRO = Ceftriaxone 1 g administered as a 30 min IV infusion; SYN = SYN - 004 administered orally as 75 mg capsules. ² PPI = esomeprazole 40 mg q.d. taken each morning for 5 - 7 days during run - in then 1.5 h prior to ceftriaxone infusion in Period 2. ³Kokai - Kun JF et al. (2017) Antimicrob Agents Chemother 61: e02197 - 16. Period 1 Period 2 Ceftriaxone (CRO) IV (n=6)¹ CRO IV + SYN - 004 75 mg p.o.² Ceftriaxone (CRO) IV (n=15)¹ CRO IV + PPI + SYN - 004 150 mg² CRO IV + SYN - 004 150 mg p.o.² Ceftriaxone (CRO) IV (n=5)¹ PPI q.d. 5 - 7 days Wash - out 3 - 7 days Wash - out 3 - 7 days | | | | | | | | | 0 1 2 3 4 5 6 7 8 Time (h) | | | | | | | | | | | - 1½ - ½ 0 1 2 3 4 5 6 7 8 Time (h) SYN CRO Study 1 SYN PPI Study 2 43

Both SYN - 004 75 mg and 150 mg effectively degraded ceftriaxone in chyme SYN - 004 (ribaxamase) Phase 2a Clinical Trials ¹ Kokai - Kun JF et al. (2017) Antimicrob Agents Chemother 61: e02197 - 16. CRO = Ceftriaxone 1 g administered as a 30 min IV infusion; SYN = SYN - 004 75 mg or 150 mg administered orally as 75 mg capsules. 44 SYN CRO SYN SYN CRO SYN

• Slightly earlier SYN - 004 release with esomeprazole • Ceftriaxone still completely degraded in chyme Esomeprazole did not alter SYN - 004 ability to degrade ceftriaxone in chyme SYN - 004 (ribaxamase) Phase 2a Clinical Trials ¹ Kokai - Kun JF et al. (2017) Antimicrob Agents Chemother 61: e02197 - 16. CRO = Ceftriaxone 1 g administered as a 30 min IV infusion; SYN = SYN - 004 150 mg administered orally as 75 mg capsules. ³Esomeprazole 40 mg q.d. taken each morning for 5 - 7 days during run - in then 1.5 h prio r to ceftriaxone infusion in Period 2 . 45 SYN CRO SYN

Oral SYN - 004 ( ± esomeprazole) did not alter IV ceftriaxone plasma pharmacokinetics SYN - 004 (ribaxamase) Phase 2a Clinical Trials ¹ Kokai - Kun JF et al. (2017) Antimicrob Agents Chemother 61: e02197 - 16. CRO = Ceftriaxone 1 g administered as a 30 min IV infusion; SYN = SYN - 004 75 mg or 150 mg administered orally as 75 mg capsules. ²Esomeprazole 40 mg q.d. taken each morning for 5 - 7 days during run - in then 1.5 h prior to ceftriaxone infusion in Period 2. ³SYN - 004 was undetectable in all plasma samples tested SYN CRO SYN 46 SYN CRO SYN

Parameter Study 1 Study 2 Dose Ceftriaxone (30 min IV infusion) 1.0 g 1.0 g 1.0 g SYN - 004 (oral - 0.5 h and +5.5 h) 75 mg 150 mg 150 mg Esomeprazole (oral, steady state) -- -- 40 mg Demographics¹ Subjects, n (% Female) 6 (16.7%) 5 (40.0%) 15 (26.7%) White / Other, % 83.3% / 16.7% 100% / -- 93.3% / 6.7% Age , years 41.3 ± 11.9 57.1 ± 11.6 45.1 ± 16.4 BMI, kg/m² 31.9 ± 2.1 25.0 ± 4.2 27.4 ± 4.8 Safety Discontinued from Study, n (%) 1 (6.7%)³ 0 1 (6.7%)⁴ Subjects with at least 1 TEAE, n (%) 4 (66.7%) 4 (80.0%) 8 (53.3%) Subjects with at least 1 SAE, n (%) 0 0 0 TEAEs Related to Study Drug² Headache, n (%) 1 (6.7%) 1 (7.1%) 2 (13.3%) Abdominal Pain or Discomfort, n (%) 1 (6.7%) 0 1 (6.7%) Nausea, n (%) 0 0 1 (6.7%) ¹ Kokai - Kun JF et al. (2017) Antimicrob Agents Chemother 61: e02197 - 16; d ata are mean ± SD unless indicated. ²Most common treatment emergent adverse events ( TEAEs ); all were typically mild in intensity (grade 1) and resolved without intervention; SAE =serious adverse event.³Ceftriaxone infusion - related reaction during Treatment Period 1. ⁴G rade 1 stoma site hemorrhage during Treatment Period 1. SYN - 004 (ribaxamase) Phase 2a Population & AE Summary 47

Prevention of CDI in patients receiving IV ceftriaxone to treat a LRTI 1 Ribaxamase Phase 2b Clinical Trial Design (N=412) ¹ LRTI = clinical diagnosis of moderate to severe lower respiratory tract infection. ²Ceftriaxone in - patient IV dosing regimen and length of dosing were determined by local standard - of - care ³84 sites were opened; however, only 54 sites enrolled patients: 5 sites in North America and 49 sites in Europe Treatment Period 1 Follow - up 2 Screen³ Day 1 5 - 14 days 72 h 6 Weeks Ribaxamase Cohort n = 206 Placebo Cohort n = 206 Ceftriaxone (IV)² SYN - 004 (Oral, 150 mg q6h) Ceftriaxone (IV)² Placebo (Oral, q6h) Primary endpoint: • Prevention of C. d ifficile associated diarrhea (CDAD) Secondary endpoints include: • Prevention of non - C. difficile antibiotic associated diarrhea (AAD) Exploratory microbiome endpoints: • Evaluate ability to limit disruption of the gut microbiome • Changes in fecal microbiome and bacterial resistance genes from T0 to T1 and T2  Clinic visit. T 0 T 1 T 2 = rectal swabs taken for microbiome analysis. T 0 2 4 6 T 1 T 2 48

Ribaxamase caused a 71.4% reduction in CDI 1,2 (achieved primary endpoint) Ribaxamase Phase 2b Clinical Trial Results ¹Patients are determined to have CDI (also called C. difficile associated diarrhea or CDAD) if they have diarrhea and the stool sample is positive for C. difficile toxin A and/or B (or their respective genes, tcdA and/or tcdB) using the local site laboratory results ²Confirmatory analyses at a central lab identified CDI in 8 Placebo and 2 ribaxamase treated subjects at week 4 (P=0.0268*) *P - values are based on one - sided z - test (Chi - square) for the comparison of ribaxamase to Placebo 49

Ribaxamase Phase 2b Clinical Trial Results

Ribaxamase caused a 43.9% reduction in new colonization by VRE[1]



50%
40%
30%
20%
10%
0%
% Patients with New Stool Colonization
Placebo
Ribaxamase
7.5%
3.8%
P=0.0586
9.1%
5.6%
P=0.0880
37.3%
19.6%
P=0.0001*
36.0%
20.2%
P=0.0002*
14
7
18
11
69
36
71
40
C. difficile[2] 72 h
C. difficile Week 4
VRE 72 h
VRE Week 4

[1]**VRE** = Vancomyin-resistant enterococci; new colonization means patient samples were negative at screening but positive between day 1 and the indicated timepoint. [2]New *C. difficile* colonization is not the same as CDI and may be asymptomatic; none of the subjects who developed CDI in this study were colonized with *C. difficile* at baseline or had CDI prior to ribaxamase therapy.

*P-values are based on one-sided z-test (Chi-square) for the comparison of ribaxamase to Placebo

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Synthetic Biologics

Trend to decreased diarrhea overall in ribaxamase treatment groups SYN - 004 (ribaxamase) Phase 2b Trial Results ¹ CDI (also called C. difficile associated diarrhea or CDAD) means the diarrhea stool sample is positive for C. difficile toxin A and/or B (or their respective genes, tcdA and/or tcdB ); if negative, the diarrhea is categorized as AAD (antibiotic associated diarrhea) ²Sites reported diarrhea if the patients had 3 or more unformed stools (6 or 7 on the Bristol Stool Form Scale) per 24 hour p eri od *P - values are based on one - sided z - test (Chi - square) for the comparison of SYN - 004 to Placebo 51 1 2

• Ribaxamase caused a 71.4% reduction in the incidence of CDI in patients treated with IV ceftriaxone • No subjects in SYN - 004 group required subsequent treatment for CDI ‒ All cases of CDI were due to new colonization by C. difficile • Subjects in the ribaxamase treatment group reported less diarrhea • Significantly reduced use of antidiarrheal medication in ribaxamase group ‒ Advisor report indicated duration od diarrhea more clinically relevant than incidence • Ribaxamase caused a 43.9% reduction in new colonization by VRE • Prevention of antibiotic mediated dysbiosis is expected to prevent the emergence of AMR ‒ Analysis of potential ribaxamase effects on expression of resistance genes is ongoing • Incidence of treatment emergent adverse events (TEAEs) was similar between ribaxamase and placebo treatment groups • Independent third - party expert review of safety data completed Ribaxamase reduced CDI without altering ceftriaxone therapeutic effect on LRTI Ribaxamase Phase 2b Clinical Outcomes 52 52

• Antibiotics disrupt the balance of commensal microbial species and enable the overgrowth of opportunistic pathogens • Disruption of the natural balance of the microbiome (termed dysbiosis ) is multifactorial, but antibiotics have the most profound effect • Antibiotic - mediated alterations to the natural balance of the microbiome are reflected by a loss of microbial diversity • Reductions in microbial diversity are associated with disease • Antibiotic damage to the microbiome is not always completely reversed after the antibiotic is removed • The greater the antibiotic damage, the less likely the microbiome will recover to its natural healthy state after antibiotic treatment is completed Eradication, overgrowth, reduced diversity and impaired recovery Antibiotic Effects on the Gut Microbiome 53

Ribaxamase Protection of the Microbiome

Measuring eradication, overgrowth, diversity and recovery



Treatment Period 1
2
Follow-up
Ceftriaxone (IV)[1]
SYN-004 or Placebo
Commensal
Pathogens
Commensal
Pathogens
Eradication & overgrowth
Lost microbial diversity
Recovery of healthy microbiome
Recovery of microbial diversity
T0
T1
T2
2
4
6
Screen
Day 1
5-14 days
72 h
6 Weeks

Microbiology Analyses

- Fecal samples were taken at T0 , T1 and T2 and DNA extracted and analyzed by 16S ribosomal sequencing[2]
- Complete DNA sample sets (T0 , T1 and T2) were available from 91 patients in the SYN-004 group and 96 patients in the Placebo group

[1] Ceftriaxone in-patient IV dosing regimen and length of dosing were determined by local standard-of-care
[2] 16S sequencing conducted by DNA Genotek

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Synthetic Biologics

Prevented Ceftriaxone(CRO) - mediated loss of α - diversity and enhanced microbiome recovery Ribaxamase Protected Microbial Diversity Note: Shannon Index and Chao1 represent α - diversity, a measure of the microbial community composition within a sample Size of each ball is relative to the standard error of the sample group 7.2 7.3 7.4 7.5 7.6 7.7 7.8 7.9 8 8.1 8.2 1400 1600 1800 2000 2200 2400 2600 Shannon Diversity Chao1 Diversity 7.2 7.4 7.6 7.8 8 8.2 1400 1600 1800 2000 2200 2400 2600 Shannon Diversity Chao1 Diversity Placebo Ribaxamase T0 T1 T1 CRO Treatment Recovery CRO Treatment T0 Recovery T2 T2 Compared to T0, patients receiving ribaxamase demonstrated significantly better maintenance and recovery of microbial diversity at T1 and T2 versus Placebo T0: Baseline T1: 72 Hours T2: 4 Weeks 55

Ribaxamase Protected the Gut Microbiome 1 from Antibiotic Changes Placebo Ribaxamase T0 T1 Loss of Gut Microbes Overgrowth of Gut Microbes T0 T1 Prevents Loss of Gut Microbes Prevents Overgrowth of Gut Microbes ¹Data are a representative subset of all patients in each treatment group ²Each square represents the proportion of a particular taxa in that patient’s sample, each column is a patient and each row i s a taxa Abundance of gut microbes 2 Little or no gut microbes 2 56

Ribaxamase Attenuated Changes in Antibiotic Resistance Genes Placebo Ribaxamase Decreased Increased Vancomycin resistance genes β - lactamase genes Tet and erm resistance genes LefSe Analysis 57 Collection point T0 to T1, Placebo vs. Ribaxamase - treated patients

Resistome Analysis of Longitudinal Fecal Samples

CDC BAA - 2016 Contract

- DNA extracted from 350 fecal samples sequenced by whole genome shotgun sequencing (Diversigen, Houston, TX)
- Interrogated against the CARD database
- 21,000,000 DNA matches
- 1300 AMR genes identified with ~60,000 matches per sample
- Including many genes of interest, β-lactamases, vancomycin and macrolide resistance genes
- Statistical analysis was performed to determine which genes significantly changed from the screening sample (T0) to the post antibiotic sample (T1) in the placebo vs. the ribaxamase patients

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• Ribaxamase treatment significantly reduced loss of microbial diversity caused by ceftriaxone • Difference in loss of both α - and β - diversity for ribaxamase vs Placebo of p<0.01 at T1 and T2 • Ribaxamase treated patients had restoration of microbial diversity shortly after ceftriaxone was removed • Diversity was only partially restored in the Placebo treatment group at 4 weeks • Ribaxamase reduced eradication of commensal species and reduced overgrowth of opportunistically pathogenic species after ceftriaxone treatment • Initial data show reduction in emergence of AMR genes in samples from ribaxamase - treated patients in the recent Phase 2b clinical trial Ribaxamase addresses multiple components of antibiotic - mediated dysbiosis Ribaxamase Microbiome Conclusions 59 59

SYN-004 (ribaxamase) Phase 2b Population & AE Summary

Parameter	Placebo	Ribaxamase
Dose		
Ceftriaxone IV infusion, days	8.4±2.9	8.5±3.1
Ceftriaxone, total g received	17.7±6.9	18.9±9.1
Study drug exposure, days	11.0±3.3	11.0±3.5
Demographics[1]		
Subjects, n (% Female)	206 (38.8%)	206 (35.4%)
White/Caucasian, n (%)	205 (99.5%)	206 (100%)
Age, years	69.7±9.4	68.8±9.4
BMI, kg/m²	26.9±5.4	26.5±5.3
Treatment Emergent Adverse Events (TEAEs)[2]		
Subjects with at least 1 TEAE, n (%)	91 (44.2%)	84 (40.8%)
Drug-related TEAE, n (%)	1 (0.5%)	5 (2.4%)
Subjects with at least 1 SAE, n (%)	21 (10.2%)	33 (16.0%)
Drug-related SAE, n (%)	**0 (0%)**	**0 (0%)**
Subjects with Fatal TEAE, n (%)	5 (2.4%)	11 (5.3%)
Cancer COD[3]	2 (1.0%)	2 (1.0%)
Respiratory COD	2 (1.0%)	3 (1.5%)
Cardiac COD	**1 (0.5%)**	**6 (2.9%)**[4,5]

Difference in cardiac fatal AEs is not considered drug-related by investigators at the clinical sites, or by an independent third-party expert, and is believed to be attributable to a disparity in underlying health and comorbidities

[1]All subjects were hospitalized for treatment of moderate to severe lower respiratory tract infection (**LRTI**); data are mean±SD unless indicated.
[2]**SAE**=Serious Adverse Even. [3]**COD**=cause-of-death. [4]One subject died on Study day 1. [5]Non-fatal cardiovascular TEAEs were not different for SYN-004 (3) and Placebo (4).

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Synthetic Biologics

• Percentage of subjects reporting at least one treatment emergent adverse event ( TEAE ) was similar between SYN - 004 and Placebo treatment groups (40.8% vs 44.2%)¹ • Percentage of serious adverse events ( SAEs ) was higher in the SYN - 004 treatment group than the Placebo group (16.0% vs 10.2%) • A disparity in the number of fatal cardiac AEs was observed between the SYN - 004 and Placebo treatment groups (6 vs 1) • SAEs, including fatal AEs, were not considered drug - related by investigators at the clinical sites • An independent expert third - party review concluded that the difference in SAEs and fatal AEs between the SYN - 004 and Placebo groups was attributable to disparities in underlying health and comorbidities between the groups² SYN - 004 (ribaxamase) Phase 2b Adverse Events 61 ¹No significant difference between SYN - 004 and Placebo groups in number or percentage of subjects with severe TEAE or number or percentage of subjects discontinuing study drug due to TEAE. ²Independent Third - party Expert’s Safety Evaluation of the Findings from the SYN - 004 Phase 2b Study

Expert Independent Third - Party Safety Review Difference in cardiac fatal AEs attributable to disparity in underlying health, comorbidities “…the review of the medical history of all the subjects included in the study reveals significant imbalances between the study groups, regarding the prevalence of conditions that could render subjects more susceptible to fatal outcomes.” ‒ Independent Third - party Expert¹ Table 7: Distribution of medical history elements related to cardiac failure by study group (Independent Third - party Findings) Preexisting Medical History Placebo Ribaxamase Cardiac failure 39 42 Cardiac failure, chronic 21 18 Cardiomyopathy 9 12 Cor pulmonale 9 16 Oedema , peripheral 0 3 Hyponatraemia 0 3 Rales 11 17 Total 89 111 62 1. Independent Third - party Expert’s Safety Evaluation of the Findings from the SYN - 004 Phase 2b Study

COPD 16 with Cor Pulmonale COPD 8 with Cor Pulmonale BUN⁴ Glucose³ 10 23 [4] 21 17 20 15 14 [1] 18 59 53 [1] 15 17 23 17 516 - 007 Cardiac Placebo [1]¹ SYN - 004 [6]² Disparity in Cardiac Fatal AEs Reflects Underlying Comorbidities 63 ¹Data are no. Patients [no. fatal AEs]. ²One patient with cardiac fatal AE [803 - 001] did not have any of these comorbidities. ³E levated plasma glucose >7.8 mmol/L at Screening. ⁴Elevated blood urea nitrogen ( BUN ) >8.2 mmol/L at Screening. COPD =chronic obstructive pulmonary disorder 308 - 013 Cardiac 308 - 016 Cardiac 311 - 002 Cardiac ( day 1 ) 503 - 017 Cardiac Patient COD Patient COD 308 - 045 Cardiac BUN⁴ Glucose³ All 3 risk - factors combined (23), or 2.3 - times higher than Placebo (10) No. patients with all 3 risk - factors

Following an extensive review, Synthetic Biologics and its independent consultants and advisors have concluded that: • The increased number of cardiac fatal AEs in the SYN - 004 treatment group was attributable to a random disparate distribution of cardiac risk factors that predisposed patients in the SYN - 004 group to worse clinical outcomes • There is no mechanistic rationale for why a non - absorbed enzyme, confined to the intestinal tract, would adversely impact cardiovascular parameters • No SAEs or cardiovascular signals were observed in Phase 1 or Phase 2a clinical trials • “No support for a reasonable possibility of a causal relationship between the exposure to SYN - 004 and the occurrence of the reported fatal AE was identified in any of the cases reviewed in this subset. ” ‒ Independent Third - party Expert¹ • Synthetic Biologics takes patient safety very seriously and will continue to prioritize and expand safety monitoring in Phase 3 clinical trials² SYN - 004 (ribaxamase) Phase 2b Safety Summary 64 ¹Independent Third - party Expert’s Safety Evaluation of the Findings from the SYN - 004 Phase 2b Study (Protocol SB - 2 - 004 - 005). ²Delaying antibiotic treatment to enable stratification and randomization of patients by risk factor prior to study drug admi nis tration is infeasible (if not unethical) as the patients present with an acute infection and need to be treated with antibiotic immediat ely .

Ribaxamase Expansion Programs

Administration with oral antibiotics, degradation of carbapenems

- **SYN-007:** new oral formulation of ribaxamase for **co-administration with oral β-lactam antibiotic(s)**
  - Promising preclinical studies of SYN-007 co-administered with oral amoxicillin[1]
    - Key challenge to ensure SYN-007 does not alter oral antibiotic absorption, PK and systemic therapeutic effect

- **SYN-006:** **oral carbapenemase** to prevent dysbiosis, CDI and AMR caused by carbapenem antibiotics in the intestine[2]
  - SYN-006 degraded meropenem in the GI tract of fistulated dogs without altering the pharmacokinetics of IV meropenem[3]
    - Pig microbiome studies underway

[1]Connelly S et al. (2017) IDWeek 2017, San Diego, CA. [2]A recent meta-analysis that found carbapenems were associated with more CDIs than all other antibiotics except clindamycin Vardakas KZ et al. (2016) *Int J Antimicrob Agents* **48:** 1-10. [3]Kaleko M et al. (2017) IDWeek 2017, San Diego, CA.

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Synthetic BIOLOGICS

Pending Patent Applications • Methods of Manufacture • Clinical Dosing, Formulation • Methods of Treatment Expires 2035/6 Patented other β - Lactamase Composition of Matter & Uses Expires 2035 Patented ribaxamase Composition of Matter Expires 2031 Extensive patent portfolio, multiple protection strategies Ribaxamase Patent Position ¹Intellectual property owned outright by Synthetic Biologics, Inc. ~60 Granted Patents and ~25 Pending Applications (US & International) 66

SYN - 010: Targeting a Microbial Cause of Symptoms in Irritable Bowel Syndrome with Constipation (IBS - C)

Directly targeting a microbial cause of IBS - C symptoms SYN - 010 is a Unique Approach to Treating IBS - C Bisacodyl Erythromycin Prucalopride Senna Linaclotide Lubiprostone Plecanatide Tenapanor Miralax Senna Target a Cause Hydrate the Stool Stimulate intestinal motility Stimulate intestinal water influx Reduce intestinal methane SYN - 010 Move the Mass 68 Current marketed and OTC therapies provide short - term relief to a long - term problem Chronic therapy designed to normalize bowel movements

Intestinal Methane Production

- Methane production (**methanogenesis**) is ubiquitous in the human intestine
  - Disposes of hydrogen formed during carbohydrate digestion by bacteria[1-3]

Carbohydrate → (**Bacteria**) **$4H_2 + CO_2$** → (**Archaea**) **$CH_4 + 2H_2O$**

- Methane production in the human intestine is almost entirely due to the microbe ***Methanobrevibacter smithii***
  - *M. smithii* resides predominantly in the colon but is found at lower levels in the small intestine of some patients
- Elevated intestinal methane **alters gut motility** and slows intestinal transit in IBS-C and CIC patients[4,5]

[1]Gottlieb K et al. (2015) *Aliment Pharmacol Ther* **43**: 197-212. [2]Dridi B et al. (2009) *PLoS ONE* **4**:e7063. [3]Keppler F et al. (2016) *J Breath Res* **10**:016003. [4]Pimentel M et al. (2006) *Am J Physiol Gastrointest Liver Physiol* **290**:G1089-95. [5]Park YM et al. (2017) *Neurogastroenterol Motil* Sep;29(9). doi: 10.1111/nmo.13077.

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Synthetic Biologics

Reducing Intestinal Methane Production

- Archaeal cell membrane synthesis requires HMG-CoA reductase (HMGR), an enzyme integral to cholesterol synthesis in humans
  - Can **statins** act as methane inhibitors?
- **Lovastatin lactone**, but not the β-hydroxyacid or other cholesterol-lowering statins, inhibited methane production in stool samples from IBS-C patients[1]


Stomach acid; Esterases

Lovastatin lactone
Inhibits methane production

Lovastatin β-hydroxyacid
Blocks cholesterol synthesis[2]

- Methane inhibition is **distinct** from cholesterol lowering
- Lovastatin systemic absorption is not required to treat IBS-C

[1]Marsh E et al. (2015) *Am J Gastroenterol* **110 (Suppl 1)**:S753.
[2]Mevacor® lovastatin tablets were first approved by the FDA in 1987 for use in lowering cholesterol.

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Synthetic Biologics

Proposed Lovastatin Lactone Antimethanogenic MOA


Methanogenesis pathway
Reduction of CO_2 to formyl
CO_2
H_2
MF
Fd_{red}
H_2O
Fd_{ox}
MF — C — H Formyl
MP
MP — C — H
Reduction of formyl to methylene and then methyl
$F_{420\ red}$
H_2O
$F_{420\ ox}$
Lovastatin
MP > CH_2 Methylene
$F_{420\ red}$
$F_{420\ ox}$
Lovastatin
MP — CH_3 Methyl
2H
CoM-SH
Na+ motive force
CoM-S — CH_3
ATP
HS-CoB
Methyl reductase; F_{430} complex
CoM-S-S-CoB
Reduction of methyl group to methane
CH_4 Methane



Lovastatin lactone binds more effectively to F_{420}-dependent methylenetetrahydromethanopterin dehydrogenase[1] (mtd) than does the native co-factor F_{420}

[1]Gottlieb K et al. (2015) *Aliment Pharmacol Ther* **43**:197-212. [2]Muskal S et al. (2016) *F1000Research* **5**:606.

71

Proactively targeting a cause of constipation, pain and bloating in IBS - C SYN - 010 Modified Release Lovastatin Lactone SYN - 010 ¹Hubert S et al. (2017) J Pharm Sci in press http://dx.doi.org/10.1016/j.xphs.2017.09.028. ²Morales W et al. (2015) Gastroenterology 148 (Suppl 1) : S - 779 - 80. Stomach pH 1.4 - 2.0 Duodenum pH 5.9 - 6.6 Jejunum pH 6.6 - 7.4 Ileum pH 7.3 - 7.8 Cecum pH 5.6 - 5.9 Colon pH 5.6 - 6.8 O O H O OH O O O H O OH O O O H O OH O O O H O OH O O O H O OH O O O H O OH O M. smithii Bacteria M. smithii Bacteria M. smithii overgrowth Bacterial overgrowth H 2  CH 4 H 2  CH 4 Designed to reduce methane without killing microbes; limits microbiome disruption² Enteric protection limits acid conversion of lactone to β - hydroxyacid¹ 72

Reduced β - hydroxyacid levels compared to equivalent doses of marketed formulations² Confirmed the proposed release profile (single dose, n=8) SYN - 010 Pharmacokinetics in Healthy Volunteers Dose (n) C max (ng/mL) AUC 0 - 24 (ng.h/mL) Lactone Acid Lactone Acid SYN - 010 21 mg (8) 1.7 ± 1.4 1.2 ± 0.7 21 ± 19 12 ± 6 SYN - 010 42 mg (8) 2.7 ± 2.4 1.7 ± 1.6 35 ± 41 19 ± 20 SYN - 010 84 mg (8) 6.0 ± 3.1 3.0 ± 1.8 79 ± 55 33 ± 16 Mevacor® 40 mg² 2.8 ± 1.2 3.8 ± 1.8 38 ± 18 44 ± 17 Altoprev® 40 mg² 3.4 ± 1.4 3.4 ± 1.9 54 ± 20 58 ± 20 ¹Data are mean ± SD (n=8); plasma concentrations are from samples collected from fasted healthy volunteers administered a single, oral dose of SY N - 010 21 mg, 42 mg or 84 mg. ²A head to head comparison was not conducted in this study, data are from http://www.accessdata.fda.gov/drugsatfda_docs/nda/2002/21316_Altocor_BioPharmr.pdf 73

SYN - 010 plasma pharmacokinetic profile after single daily doses x 4 days (n =8) SYN - 010 Pharmacokinetics in Healthy Volunteers ¹Data are mean ± SD (n=8); plasma concentrations are from samples collected from fasted healthy volunteers administered a single, oral dose of SY N - 010 21 mg, 42 mg or 84 mg each day for 4 days. Dose (n) C max (ng/mL) AUC 0 - 32 (ng.h/mL) Lactone Acid Lactone Acid SYN - 010 21 mg (8) 2.6 ± 1.8 2.1 ± 0.6 41 ± 42 34 ± 13 SYN - 010 42 mg (8) 3.6 ± 1.5 3.4 ± 4.1 76 ± 41 63 ± 76 SYN - 010 84 mg (8) 8.3 ± 4.4 7.6 ± 5.5 157 ± 104 129 ± 98 74 Apparent steady state reached by day 4; dual - pulse release evident

SYN-010 Doses Over 42 mg are Not Needed for IBS-C

Trend to altered serum lipid profiles with SYN-010 84 mg dose[1]

- Stool concentrations suggest that doses of SYN-010 less than 21 mg may not deliver effective methane-inhibiting lovastatin lactone levels to the colon
  - Doses above 42 mg are not needed for effective inhibition of methane production
- Plasma pharmacokinetics and serum chemistry indicate that SYN-010 doses above 42 mg may deliver systemic levels of lovastatin species that could alter liver and lipid parameters
  - Not necessary for IBS-C treatment
- SYN-010 21 mg and 42 mg doses are appropriate for continued clinical evaluation in IBS-C



Cholesterol R^2 = 0.4901; P=0.0001
LDL-C R^2 = 0.3574; P=0.002
SYN-010 84
% Change from Baseline to Day 5
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
0.00
0.20
0.40
0.60
0.80
1.00
1.20
1.40
SYN-010 Dose (mg/kg)

[1]Wacher V et al. (2017) *Japanese Digestive Disease Week* Fukuoka, Japan. Abstract No. 50014. Poster IGP-34_G presented 13 October 2017.

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Synthetic Biologics

SYN - 010 Phase 2a Clinical Study Design Multicenter, randomized, controlled, double - blinded, 4 - week trial ( RCT ) followed by an 8 - week open - label extension ( EXT ) | | | | | | | | | | | | | | Screen 1 7 14 21 28 35 42 49 56 63 70 77 84 Day CH 4 >10 ppm Randomized (RCT)¹ Open - Label Extension (EXT)¹ , ² □ CH 4 determined by lactulose breath test ¹Subjects randomized at 12 sites in the USA administered daily oral SYN - 010 doses. ²RCT completers were eligible to continue into the EXT, no new subjects were enrolled in the EXT. SYN - 010 42 mg (19) SYN - 010 42 mg (17) SYN - 010 21 mg (22) Placebo (22) SYN - 010 42 mg (20) SYN - 010 42 mg (20) COHORT 3 COHORT 2 COHORT 1 76

• Greatest response in Cohort 2 (lowest baseline CSBMs) CSBM Monthly Response ¹Complete Spontaneous Bowel Movements ( CSBMs ; if any) were reported by subjects each day in an electronic diary. ²Nominal P values (Chi - square) reported for RCT are for SYN - 010 vs Placebo and for EXT are for within - group comparison to Month 1: *P<0.05 ³Increase from baseline in weekly No. CSBMs for SYN - 010 21 mg in Month 1 was statistically different to Placebo (P<0.05). 1 2 3 Month 1 2 3 Month 1 2 3 Month Placebo 42 mg 21 mg 42 mg 42 mg 42 mg 77 CSBM Monthly Response An increase from day 1 baseline of ≥1 CSBM per week in at least 50% of weeks in the month¹ - ³ • Response increased on transition to higher dose and persisted or increased with longer dosing

• Response increased on transition to higher dose and increased / persisted with longer dosing Abdominal Pain Monthly Response Pain Monthly Response A ≥30% decrease from day 1 baseline in weekly average worst abdominal pain score in at least 50% of weeks in the month 1,2 ¹Abdominal pain score is the weekly average of the worst abdominal pain score reported by subjects each day in electronic dia rie s. ²Nominal P values (Chi - square) reported for RCT are SYN - 010 vs Placebo and for EXT are within - group comparison to Month 1: *P<0.05, **P<0.005, †P<0.01 78 1 2 3 Month 1 2 3 Month 1 2 3 Month Placebo 42 mg 21 mg 42 mg 42 mg 42 mg

• Response increased on transition to higher dose and increased / persisted with longer dosing • Bloating has been reported as the most bothersome symptom by IBS - C patients in international studies³ , ⁴ Bloating Monthly Response Bloating Monthly Response A ≥30% decrease from day 1 baseline in weekly average bloating score in at least 50% of weeks in the month¹ - ³ ¹Bloating score is the weekly average of the bloating score reported by subjects each day in electronic diaries. ²Nominal P values (Chi - square) reported for RCT are SYN - 010 vs Placebo and for EXT are within - group comparison to Month 1: *P<0.05, ***P<0.0005, †P<0.1. ³Neri L et al. (2016) Neurogastroenterol Motil 28: 581 – 91. ⁴Kanazawa M et al. (2016) BioPsychoSoc Med 10: 19. 1 2 3 Month 1 2 3 Month 1 2 3 Month 79 Placebo 42 mg 21 mg 42 mg 42 mg 42 mg

• Response increased on transition to higher dose and increased / persisted with longer dosing Overall Monthly Response Overall Monthly Response A CSBM Response and an Abdominal Pain Response in the same week for at least 50% of the weeks in the month ¹Nominal P values (Chi - square) reported for RCT are SYN - 010 vs Placebo and for EXT are within - group comparison to Month 1: **P<0.005 80 1 2 3 Month 1 2 3 Month 1 2 3 Month Placebo 42 mg 21 mg 42 mg 42 mg 42 mg

SYN-010 Phase 2a Clinical Study Population

Parameter	Cohort 1	Cohort 2	Cohort 3
Study[1]	**RCT | EXT**	**RCT | EXT**	**RCT | EXT**
SYN-010 dose	Placebo | 42 mg	21 mg | 42 mg	42 mg | 42 mg
Dosing period, weeks	1-4 | 5-12	1-4 | 5-12	1-4 | 5-12
Baseline Demographics (day 1)[2]			
No. Subjects (Female %)	22 (77.3%)	22 (86.4%)	19 (73.7%)
White / Black, African American / Other, %	72.7% / 18.2% / 9.1%	95.5% / 4.5% / --	87.8% / 12.2% / --
Age, years	46.4±10.3	42.6±6.0	44.7±9.5
BMI, kg/m²	29.4±3.3	26.2±3.1	26.4±3.2
Study Drug Compliance, %	99.2±3.8%	97.9±6.2%	98.4±3.5%
Baseline Symptoms (day 1)[2]			
Breath methane, ppm	25.3±18.7	24.9±26.2	24.0±15.5
Breath methane AUC, ppm*h	86.8±75.9	83.3±75.1	87.4±61.0
No. Complete Spontaneous Bowel Movements (**CSBMs**) per week	0.41±0.73	**0.27±0.63**	0.53±0.70
Bristol Stool Form Scale (**BSFS**; 1-7)[3]	1.67±0.90	1.63±0.99	1.71±0.70
Worst Abdominal Pain Score (0-10)[3]	5.19±1.77	5.65±1.77	5.43±1.30
Bloating Score (0-4)[3]	2.44±0.65	2.52±0.76	2.46±0.56

[1]RCT completers were eligible to continue into the EXT, no new subjects were enrolled in the EXT; >90% identified as Hispanic.
[2]Data are mean±SD; BMs (if any), BSFS, worst abdominal pain score and bloating score were reported by subjects each day in an electronic diary.
[3]BSFS, worst abdominal pain and bloating scores are weekly average scores.

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Parameter Cohort 1 Cohort 2 Cohort 3 Study RCT EXT RCT EXT RCT EXT SYN - 010 Dose Placebo 42 mg 21 mg 42 mg 42 mg 42 mg Enrolled , n 22 17 22 20 19 17 Withdrew, n 2 2 2 2 2 1 Reported SAE, n 0 0 0 0 0 0 Reported TEAE, n 1 2 2 2 2 2 Treatment Emergent Adverse Event (TEAE; Relationship to Treatment)¹ RCT, weeks 1 - 4s 01 Gastroenteritis (unlikely) 04 Headache (probable) 05 Intermittent rectal bleeding (unrelated) 07 Elevated GGT (probable) 08 Elevated AST creatine kinase (possible) EXT , weeks 5 - 12 02 Diarrhea (unrelated) ² 03 Elevated ALT AST ALP LDH GGT (unlikely)³ 05 Proctitis (unrelated) 06 First degree AV block (unrelated) Leg cramp (possible) Headache (possible) 09 Elevated creatine kinase (unrelated) 10 Elevated creatine kinase (unrelated) ¹Numbers are masked Subject ID; TEAEs were all of mild or moderate intensity. ²Commenced after last dose of study drug. ³Resulted in withdrawal from the study. SYN - 010 Very Well - Tolerated in Phase 2a Studies 82

SYN - 010 No Meaningful or Persistent Systemic Effects Consistent with reduced systemic exposure to lovastatin β - hydroxyacid • Plasma trough levels of lovastatin species measured during the RCT were low and variable¹ • ≥50% of patients had undetectable plasma trough levels of each analyte on days 7, 28 • No significant changes were observed in mean ALT or creatine kinase over the 12 - week period • Liver and muscle markers known to be modulated by lovastatin formulations used to lower cholesterol • Small, transient reductions in lipid parameters observed at week 1 • Not different to Placebo at week 4 and not different to baseline at week 12 83 ¹Wacher V et al. (2016) Am J Gastroenterol 111 (Suppl 1) :S256. Changes in cholesterol, LDL - C, and triglycerides did not correlate with SYN - 010 dose, or with changes in body weight, changes in breath methane, or plasma trough levels of either lovastatin lactone or lovastatin β - hydroxya cid. 83

SYN-010 Clinical Outcomes

- Daily doses of SYN-010 were **well-tolerated** by IBS-C patients over a 12 week treatment period in Phase 2a clinical trials[1,2]
  - No SAEs, few TEAEs, **no drug-related diarrhea**
- Compelling **improvements** were observed in bowel movement frequency, abdominal pain and bloating in IBS-C patients treated with SYN-010
  - **Reduced use of rescue laxative** (bisacodyl) in SYN-010 treatment groups
- SYN-010 had a **novel release profile** and different plasma PK than reported for lovastatin cholesterol-lowering products
  - Intestine-acting, antimethanogenic therapy with reduced plasma levels of lovastatin β-hydroxyacid and **few systemic effects**[3]
- Successful **End-of-Phase 2** meeting completed with the FDA
  - Proposed Phase 2b/3 adaptive clinical trial; potential to use **505(b)(2)** pathway

[1]4-Week randomized controlled study in IBS-C patients comparing SYN-010 21 mg and 42 mg to placebo followed by 8 week open-label extension where all patients received SYN-010 42 mg. [2]Gottlieb K et al. (2015) *Gastroenterology* **150:**S-496. [3]Wacher V et al. (2016) *Am J Gastroenterol* **111 (Suppl 1)**:S256.

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• Placebo responses during the RCT • 0% Overall Response is possible if the CSBM response and abdominal pain response do not occur in the same week • Increased responses upon transition to the open - label EXT are not a Placebo effect of unblinding the dose • Increase in response was observed for all parameters, including CSBMs ‒ Not just subjective parameters such as pain and bloating • Increase in responses were dose dependent ‒ Smallest changes from Month 1 to Month 2 occurred in Cohort 3, where SYN - 010 42 mg dose was unchanged • Increases in response persisted or improved in all groups over the 8 week EXT • Placebo rates for Overall Response ranged from 13 - 24% in Phase 2b and Phase 3 clinical trials of linaclotide, plecanatide and tenapanor • Similar Placebo rates are projected for Phase 2b/3 studies of SYN - 010 Estimating potential placebo effects Symptom Responses in the Open - Label Extension 85

SYN-010 Clinical Development Status

Successful EOP2 meeting with FDA - Conclusions

- FDA recommended a first **Phase 2b/3 adaptive** clinical trial
  - N=840 (280/arm)
  - Multicenter, randomized, double-blind, placebo-controlled study
  - Single daily doses of Placebo, SYN-010 (21 mg) or SYN-010 (42 mg) for 12 weeks
  - **Both low and high-breath methane patients to be included**
- FDA requested additional studies
  - Food effects study: plasma and stool levels in IBS-C patients[1]
  - Pediatric study (post-NDA)[2]
  - Pharmacokinetic study vs RLD (Carlsbad lovastatin 40 mg) for 505(b)(2) pathway[3]
  - 52 week safety study per ICH E1 guidelines
- Potential value-adding studies
  - Drug-drug interaction (DDI) study with CYP3A substrate (e.g. verapamil)[4]
- Conducting consultancy review to understand EMA clinical and regulatory filing requirements

[1]Potential beneficial reduction in systemic absorption with food; stool lovastatin levels used for pediatric efficacy extrapolation.
[2]IBS-C is the predominant IBS subtype diagnosed in children with few treatment options; potential expansion into pediatric CIC.
[3]FDA acknowledged in EOP2 meeting minutes that Mevacor® safety data would be supportive for SYN-010 registration.
[4]SYN-010 release profile is expected to have significantly reduced interaction with CYP3A substrates.

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SYN-010 Pivotal Clinical Trials in IBS-C


Phase 2b/3
Both low (<5 ppm) and high breath CH_4 patients included in each dosing arm
SYN-010 42 mg q.d. (n=280)
SYN-010 21 mg q.d. (n=280)
Placebo q.d. (n=280)
12 Weeks[1]
Phase 3
SYN-010 dose(s) and breath CH_4 status determined from Phase 2b/3 study
SYN-010
Placebo
Randomized Withdrawal
(per guidance)
12 Weeks
4 Weeks

- **Primary Endpoint**: Percentage of patients who are Overall (12-Week) Responders[2]
- Secondary Endpoints: Include changes in bowel movements, abdominal pain, bloating, safety, QoL

[1]Interim futility analysis based on dose may be conducted after 50% of subjects have completed 12 weeks.
[2]An Overall (12-Week) Responder has a Weekly Response in at least 50% of weeks in the 12-week treatment period. A Weekly Response is defined as a stool frequency increase of ≥1 CSBMs per week compared with baseline and a decrease in weekly average score for worst abdominal pain of at least 30% compared with baseline in the same week.

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Single breath methane ≥5 ppm provides the same stratification of high - and low - methane producers as the full LBT¹ Single - point breath methane after overnight fast will be used for randomization Patient Stratification for Phase 2b/3 Clinical Trial ¹Gottlieb K et al. (2017) Gastroenterol Rep ( Oxf ) Jan 27. pii : gow048. doi : 10.1093/gastro/gow048. Unlike hydrogen, methane levels don’t undergo large changes during the lactulose breath test ( LBT ), so a single pre - lactulose breath sample is sufficient. 88

IBS - C patients with low breath CH 4 but high gut CH 4 should also benefit from SYN - 010¹ Why Include Low Breath Methane Patients? ¹Kim G et al. (2012) Dig Dis Sci 57: 3213 - 8 ; the population prevalence of IBS - C patients with low breath CH 4 but constipating gut CH 4 has not been established. Breath CH 4 Detectable (≥3 ppm) ~10 4 ~10 6 M. smithii (copies/g wet stool)¹ Constipated Elevated Gut CH 4 Healthy 89

SYN-010 Comparison to Other IBS-C Products

Parameter	SYN-010	Linaclotide	Lubiprostone	Plecanatide	Tenapanor
Company	**Synthetic Biologics**	**Allergan / Ironwood**	**Takeda / Sucampo**	**Synergy**	**Ardelyx**
Brand	--	Linzess®	Amitiza®	Trulance™	--
Current Status	Phase 2b/3	Market	Market	Market	Phase 3
Clinical Trial (No. Weeks)	**Phase 2a Open Label EXT (8)[1]**	**Phase 3 (12)[3]**	**Phase 3 (12)[4]**	**Phase 3 (12)[5]**	**Phase 2b (12)[6]**
Dose	42 mg q.d.	290 μg q.d.	8 μg b.i.d.	3 mg q.d.	50 mg b.i.d.
Subjects on Drug (Placebo)	54 (--)	806 (798)	325 (180)	728 (733)	84 (89)
Response Drug (Placebo), % Subjects					
CSBM Response	55.8 (--)	48.2 (26.1)	--	--	60.7 (33.7)
Abdominal Pain Response	62.7 (--)	49.5 (36.0)	36.7 (25.2)	--	65.5 (48.3)
Overall Response	39.2 (--)	33.6 (17.4)	26.3 (15.3)	25.7 (15.9)	50.0 (23.6)
Bloating Response	72.5 (--)	43.2 (26.8)	32.0 (25.1)	--	59.5 (41.6)
Diarrhea Incidence	1.9 (--)[2]	19.3 (2.8)	4.9 (3.3)	4.3 (1.0)	11.2 (0.0)

CSBM Response: increase of ≥1 CSBM per week vs baseline in ≥50% of weeks
Abdominal Pain Response: a ≥30% decrease vs baseline in weekly average worst abdominal pain score in ≥50% of weeks
Bloating Response: a ≥30% decrease vs baseline in weekly average bloating score in ≥50% of weeks
Overall Response: a CSBM Response and an Abdominal Pain Response in the same week in ≥50% of weeks

[1]Study not prospectively powered for formal statistical evaluation of clinical endpoints. [2]**One case of diarrhea, not drug related.**
[3]Chey W et al. (2012) *Am J Gastroenterol* **107:**1072-12 and Rao et al. (2012) *Am J Gastroenterol* **107:**1714-24. [4]Chang W et al. (2016) *Aliment Pharmacol Ther* **44:**1114-22; calculations used SBMs as CSBMs not reported. [5]Calculated from data in Fogel R et al. (2017) *Gastroenterology* **152**(Suppl 1) S1309-10.
[6]Chey W et al. (2017) *Am J Gastroenterol* **112:**763-74.

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SYN-010 Opportunity

Restoring healthy bowel habits; addressing multiple methane-related conditions

- Novel mode-of-action, distinct from current IBS-C therapies
  - Treats a cause of IBS-C symptoms **without causing diarrhea**
    - Low cost of goods enables payer-friendly pricing while retaining good margins
- Proprietary formulation distinct from other statin products
  - Lovastatin lactone inhibits methane production
    - Lovastatin β-hydroxyacid and other cholesterol-lowering statins are not effective
  - Intestine-targeted, dual-pulse release profile with limited systemic effects
    - Highly differentiated from cholesterol-lowering lovastatin formulations
- Multiple prescribing opportunities
  - Stand alone chronic therapy
  - Follow-up therapy after use of antibiotics[1], prescription IBS-C medicines or OTC laxatives to **prevent recurrence** of constipation and IBS-C symptoms
- Potential expanded use in methane-related conditions
  - Pediatrics, chronic idiopathic constipation, obesity, metabolic disease

[1]To treat conditions where both hydrogen and methane are problematic (e.g. SIBO)

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